UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2017

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective June 1, 2017, UPC Insurance, through its wholly owned insurance subsidiaries American Coastal Insurance Company, United Property and Casualty Insurance Company, Family Security Insurance Company, and Interboro Insurance Company, entered into reinsurance agreements with private reinsurers and with the Florida State Board of Administration (SBA), which administers the Florida Hurricane Catastrophe Fund (FHCF). These agreements provide coverage for catastrophe losses from named or numbered windstorms and earthquakes in all states in which UPC Insurance operates, except for the FHCF agreement, which only provides coverage in Florida against storms that the National Hurricane Center designates as hurricanes.

Highlights of the coverage within these contracts include:

•	More frequency and severity protection than in any prior year, with an overall program exhaustion point of nearly $2.8 billion;

◦	Sufficient coverage for a single 1-in-400 year event (AIR Touchstone v3.1 Standard Event Set);

◦	Sufficient coverage for a 1-in-100 year event followed by a 1-in-50 year event in the same season;

•
Group retention of $55 million for a first event and $30 million for a second and subsequent events including a $5 million retention related to our captive reinsurer BlueLine Cayman Holding; this represents approximately 11% of group equity for a first event, lower than in any prior year for UPC Insurance;

•	Realized cost synergies by placing a combined program with American Coastal that surpassed UPC Insurance's previously stated goal of $20 million annually;

•
Coverage from 43 reinsurers with 70% of the open market limit placed on a fully collateralized basis to mitigate credit risk; carriers providing uncollateralized limit have minimum A.M. Best financial strength ratings of A-;

•	Approximately $87.5 million of multi-year limit; and

•	Coverage expanded to include the entire life of a hurricane in lieu of an hours clause.

For the FHCF Reimbursement Contracts effective June 1, 2017, UPC Insurance has elected a 45% coverage for all its insurance subsidiaries with Florida exposure. We estimate the total mandatory FHCF layer will provide approximately $789 million of aggregate coverage with varying retentions and limits among the three FHCF contracts that all inure to the benefit of the open market coverage secured from private reinsurers.

The $1.9 billion of aggregate open market catastrophe reinsurance coverage is structured into multiple layers with a cascading feature such that all layers drop down as layers below them are exhausted. Any remaining unused layer protection drops down for subsequent events until exhausted, ensuring there are no potential gaps in coverage up to the $2.8 billion program exhaustion point.

The total cost of the 2017-18 catastrophe reinsurance program is approximately $314.2 million.

This Item 8.01 may contain forward-looking statements about our reinsurance program and related attachment point, total coverage and costs.  These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections.  These forward-looking statements can generally be identified as such because the context of the statement includes words such as estimate, expect or words of similar nature. The actual changes to our reinsurance program and related attachment point, total coverage and costs may differ materially from those discussed in this report, depending on FHCF's capacity to pay claims and related adjustment provisions in our agreements with the SBA and private reinsurers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: May 25, 2017